SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C. 20549


                     FORM 8-K
                  CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d)
   OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2013


             SCIENTIFIC INDUSTRIES, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	    000-6658        04-2217279
_______________	  _____________  __________________
(State or other   (Commission    (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                   70 Orville Drive
                Bohemia, New York 11716
__________________________________________________
   (Address of principal executive offices)


                   (631) 567-4700
__________________________________________________
Registrant's telephone number, including area code


                    Not Applicable
__________________________________________________
(Former name or former address,
if changed since last report)


ITEM 1.02.  Termination of a Material Definitive Agreement


See Item 8.01 for termination of the Research and Development
Agreement between BioDox R&D Corporation and the Company's subsidiary, Scientific Bioprocessing, Inc.

ITEM 8.01.  Termination of a Material Definitive Agreement

In June 2013, Scientific Bioprocessing, Inc, a wholly-owned subsidiary of the Company, terminated its Research and Development Agreement with BioDox R&D Corporation
(the "Developer") formerly Fluorometrix Inc., pursuant to
Section 7.2(b)(iii) of the Agreement due to the death of Dr. Joseph E. Qualitz, the Developer's Chief Operating Officer. The R&D Agreement provides that the Agreement terminate immediately upon the cessation of Qualitz "to carry out and be responsible for the day-to-day business operation of Developer unless the Company consents in writing to a replacement who has similar skills, education, experience and capabilities." The Company believes that the termination will not be materially adverse to the Company's operation or financial condition as it believes the research and development can be performed by its staff, or if needed, through qualified subcontractors at no additional material increase in cost from that to be incurred if the agreement was not terminated.


ITEM 9.01  Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.      Exhibit
___________      _____________________________
99.1             Research and Development Agreement between
	         Scientific Bioprocessing, Inc, and BioDox
		 R&D Corporation, dated November 14, 2011
		 (incorporated hereto by reference to Exhibit 10(B) to Current Report on Form 8-K, dated November 14, 2011)

99.2		 Notice of Termination of Reseearch and Development
	         Agreement





                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SCIENTIFIC INDUSTRIES, INC.
                                   (Registrant)


Date:	June 27, 2013
			           By: /s/ Helena R. Santos
                                   ________________________

			           Helena R. Santos,
			           President and Chief Executive
 			           Officer